EXHIBIT 10.1

Annual Incentive Award Plan Criteria for Fiscal Year 2012 for Named Executive Officers

The Annual Incentive Plan rewards performance based upon segment profit, business unit and individual results. The named executive officers are assigned the following Target Award Percentage of their base salary for fiscal year 2012 Annual Incentive Awards:

Level	Target Award Percentage
CEO	110%
12	75%
11	65%

Awards are based upon the segment profit of our truck, engine, parts and financial services segments and may be adjusted based upon overall business unit and/or individual performance as illustrated in the table below:

Base Salary	x	Target Award Percentage	x	Segment Profit Factor	x	Business Unit /Individual Factor	=	Final Award

The payout multiple of a participant’s Target Award Percentage, depending upon whether threshold, target, distinguished or super-distinguished performance is achieved is as follows:

Payout Multiple of Target Award Percentage

Threshold	25%
Target	100%
Distinguished	150%
Super-Distinguished	200%

Segment profit measures the earnings before interest and tax of our truck, engine, parts and financial services segments; our manufacturing margin measures the earnings before interest and tax of our truck, engine and parts segments.